Exhibit 10.6

ISDA

International Swap Dealers Association, Inc.

SCHEDULE

to the

Master Agreement

dated as of March 31, 2008

between CREDIT SUISSE INTERNATIONAL and FIFTH THIRD AUTO TRUST 2008-1

(“Party A”) (“Party B”)

Part 1. Termination Provisions.

(a)	The following shall apply:

(i) Termination by Party A - Events of Default. Notwithstanding the provisions of Section 5(a), the only Events of Default applicable to Party B as the Defaulting Party will be those events specified in Sections 5(a)(i) (Failure To Pay Or Deliver), Section 5(a)(iii)(1) (Credit Support Default) solely with respect to the return of Posted Collateral and Section 5(a)(vii) (Bankruptcy), provided that with respect to Party B the provisions of Section 5(a)(vii) clauses (2), (7) and (9) will not be applicable as an Event of Default; clause (3) will not apply to Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Indenture; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause (6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Indenture (as defined herein) or (ii) any appointment that Party B has not become subject to); clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2), (4), (6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B).

Accordingly, Section 5(a)(ii) (Breach Of Agreement), Section 5(a)(iii) (Credit Support Default) (other than Section 5(a)(iii)(1)), Section 5(a)(iv) (Misrepresentation), Section 5(a)(v) (Default Under Specified Transaction), Section 5(a)(vi) (Cross Default) and Section 5(a)(viii) (Merger Without Assumption) will not apply to Party B as the Defaulting Party.

(ii) Termination by Party A - Termination Events. Notwithstanding the provisions of Section 5(b), the only Termination Events applicable to Party A: (x) as the Affected Party, will be those events specified in Section 5(b)(i) (Illegality) and Section 5(b)(ii) (Tax Event), (y) as Burdened Party, will be those events specified in Section 5(b)(iii) (Tax Event Upon Merger) and (z) as non-Affected Party, will be those events specified in Section 5(b)(v) (Additional Termination Event); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected

Party. Accordingly, Section 5(b)(iv) (Credit Event Upon Merger) will not be a Termination Event with respect to Party B as the Affected Party.

(iii) Termination by Party B - Events of Default and Termination Events. Save as otherwise provided herein, the provisions of Section 5 will apply with respect to Party A without amendment. For purposes of Section 5(a)(vi) (Cross Default), the Threshold Amount applicable to Party A shall be 3% of shareholder equity and “Specified Indebtedness” shall have the meaning set forth in Section 14 of the Agreement (excluding deposits).

Notwithstanding anything to the contrary in Sections 5(a)(i) or 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Sections 5(a)(i) or 5(a)(iii) unless (i) the Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Rating Second Trigger Requirements did not apply or (ii) an S&P Required Ratings Downgrade has occurred and been continuing for 10 or more Local Business Days.

(b)	“Specified Entity” none specified in relation to either Party A or Party B.

(c)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(d)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (vi) below shall apply:

(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4)

made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations;

(c) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions; and

(d) at any time on or before such Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).”

(iii) For the purpose of sub-paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(iv) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Early Termination Date.

(v) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(vi) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation”. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(f)	“Termination Currency” means U.S. Dollars.

(g)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

(i) Liquidation of Trust Estate. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: Any commencement of the liquidation of the Trust Estate occurs following an event of default under the Indenture.

(ii) Amendment to Indenture or Sale and Servicing Agreement. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: An amendment and/or supplement is made to the Indenture or the Sale and Servicing Agreement without the consent of Party A if such amendment and/or supplement would materially and adversely affect Party A’s interests hereunder or under the Transaction and such consent is required under the Indenture or the Sale and Servicing Agreement.

(iii) Regulation AB Financial Disclosure. The following shall constitute an Additional Termination Event in which Party A shall be the sole Affected Party: The failure of Party A to materially comply with or materially perform any agreement or undertaking to be complied with or performed by Party A under Part 5(t) of this Schedule.

(iv) S&P Downgrade of Party A. The failure by Party A to post Eligible Collateral in accordance with the terms of the Credit Support Annex or to obtain a guarantee in accordance with Part 5(q) of this Schedule or to transfer its rights and obligations hereunder to an Eligible Replacement in accordance with Part 5(q) of this Schedule shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(v) Moody’s First Rating Trigger Collateral. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (x) the Moody’s Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply.

(vi) Moody’s Second Rating Trigger Replacement. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: (x) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (A) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e) below and/or (B) at least one entity with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(A) The “Moody’s First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.

An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.

(B) So long as the Moody’s First Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings, (y) transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex or (z) transfer this Agreement in accordance with Part 5(e) below.

(C) The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings.

An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

(D) So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) transfer this Agreement in accordance with Part 5(e) below, and in both the case of (x) and (y), transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex.

In the event of an Early Termination Date in respect of a Party A Rating Downgrade, an S&P Required Ratings Downgrade, a Moody’s First Rating Trigger Replacement or a Moody’s Second Rating Trigger Replacement and the entering into by Party B of alternative swap arrangements, Party A shall pay all reasonable out-of-pocket expenses, including legal fees and stamp taxes, relating to the entering into of such alternative swap arrangements.

Part 2. Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the representations in (i) and (ii) below.

(i)	Party A represents that it is a an unlimited liability company incorporated under the laws of England and Wales.

Party A represents: (1) with respect to payments made to Party A which are not effectively connected to the United States: it is a non US branch of a foreign person for US federal income tax purposes and (2) with respect to payments made to Party A which are effectively connected to the US: each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

(ii)	Party B represents that it is a Delaware statutory trust organized or formed under the laws of the State of Delaware.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party A and Party B shall promptly deliver to the other party (or as directed) any form or document accurately completed and in a manner reasonably satisfactory to the other party that may be required or reasonably requested in order to allow the other party to make a payment under a Transaction without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon reasonable demand by the other party.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation of this Agreement*

Party A and Party B	Evidence of the authority of the signatories of this Agreement including specimen signatures of such signatories.	Upon execution of this Agreement.	Yes

Party A	An opinion of counsel addressed to Party B in form and substance reasonably acceptable to Party B.	Upon execution of this Agreement.	No

Party B	An opinion of Party B’s counsel addressed to Party A in form and substance reasonably acceptable to Party A.	Upon execution of this Agreement.	No

Party B	A duly executed certificate of the secretary or assistant secretary of the Owner Trustee of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.	Upon execution of this Agreement.	Yes

Party B	Copies of executed Indenture and Sale and Servicing Agreement.	Upon execution of such Agreements	Yes

Party A	Financial data relating to Party A, as required pursuant to Part 5(t) of this Schedule.	As required pursuant to Part 5(t) of this Schedule.	Yes

Party A	Executed Indemnification and Disclosure Agreement, among Party A, Fifth Third Holdings Funding, LLC, Fifth Third Holdings, LLC and Fifth Third Bank, relating to Party A’s	Upon or prior to execution of this Agreement	Yes

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation of this Agreement*

furnished information for use in the Prospectus and other matters.

*

For purposes of Section 3(d) of this Agreement, the following shall be added immediately prior to the period at the end thereof: “; provided, however, that in the case of financial statements delivered by either party, the only representation being made by either party is that such financial statements give a fair view of the state of affairs of the relevant entity to which they relate as at the date of such financial statements.”

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Credit Suisse International

Address:     One Cabot Square

                    London E14 4QJ

Address for notices or communications to Party B:

Fifth Third Auto Trust 2008-1

Address:     c/o Wilmington Trust Company, as Owner Trustee

                    Rodney Square North

                    1100 North Market Street

                    Wilmington, Delaware 19890

Attention:   Corporate Trust Administration

                    Facsimile No.: (302) 636-4140

With a copy to:

Fifth Third Bank

Address:     38 Fountain Square Plaza

                    Cincinnati, Ohio 45263

                    Attention: Joe Knapp

                    Facsimile No.: (513) 534-4319

With a copy to the Indenture Trustee at:

The Bank of New York

Address:     101 Barclay Street, 4W

                    New York, New York 10286

                    Facsimile No.: (212) 815-2493

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:	Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
Attention: General Counsel, Legal and Compliance
Department

Party B appoints as its Process Agent:	Not applicable

(c)

Notices. Section 12(a) of the Agreement is amended by adding the words in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied by the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent.”

(d)	Offices. The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(e)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)

Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction; provided, however, if an Event of Default or Additional Termination Event has occurred with respect to Party A, at the sole expense of Party A, Party B shall select a Reference Market-maker to be Calculation Agent, subject to the consent of Party A, such consent not to be unreasonably withheld or delayed.

(g)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A:	The Credit Support Annex and any Eligible Guarantee in support of Party A’s obligations under this Agreement

With respect to Party B:	The Credit Support Annex solely with respect to Party B’s obligations under paragraph 3(b) of the Credit Support Annex

(h)	Credit Support Provider. Credit Support Provider means in relation to:

Party A:	The guarantor under any Eligible Guarantee in support of Party A’s obligations under this Agreement.

Party B:	Not applicable.

(i)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of laws doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(j)	Netting of Payments. The limitation set forth in Section 2(c)(ii) of this Agreement will apply and therefore the netting in Section 2(c) of this Agreement will be limited to the same Transaction.

(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	No Gross Up by Party B.

(i) Section 2(d)(i)(4) is hereby deleted and replaced by the following:

“(4)(A) If Party A is the party so required to deduct or withhold, then Party A shall make such additional payment as is necessary to ensure that the net amount actually received by Party B (free and clear of all Taxes, whether assessed against it or Party B) will equal the full amount Party B would have received had no such deduction or withholding been required; and

(B) if Party B is the party so required to deduct or withhold, then Party B shall make the relevant payment subject to such deduction or withholding and Party B will not be required to gross up.

For the avoidance of doubt, the fact that any payment is made by Party B subject to the provisions of (B) above shall at no time affect the obligations of Party A under (A) above.”

(ii) Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes and in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

Part 5. Other Provisions.

(a)	ISDA Definitions

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference into this Agreement. The Agreement and each Transaction will be governed by the 2006 Definitions as they may be officially amended and supplemented from time to time by ISDA.

For the sake of clarity, unless otherwise specified in this Agreement, the following documents shall govern in the order in which they are listed in the event of any inconsistency between any of the documents:

(i) the Confirmation;

(ii) the Schedule;

(iii) the 2006 Definitions; and

(iv) the printed form of ISDA Master Agreement.

(b)	Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. Each party is acting as principal and not as agent and the other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

(iv) Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).

(v) ERISA.

(A) Party A continuously represents that it is not (i) an employee benefit plan (an “ERISA Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) a person or entity acting on behalf of an ERISA Plan or (iii) a person or entity the assets of which constitute “plan assets” within the meaning of ERISA. Party A will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.

(B) Party B continuously represents that the purchase, holding and transfer of the Notes will, throughout the term of this Agreement, be prohibited to any person who cannot make the following deemed representation: Either (i) it is not acquiring the Note with the plan assets of (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, (c) an entity deemed to hold the plan assets of any of the foregoing or (d) any governmental plan, non-U.S. plan or church plan that is subject to a law that is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”); or (ii) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any Similar Law.

(c)

Waiver of Jury Trial. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.

(d)

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement or changes the reciprocal obligations of the parties. The parties hereto shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(e)	Transfers. Notwithstanding the provisions of Section 7:

(i) No transfer by Party A of this Agreement or any interest or obligation in or of Party A under this Agreement shall be effective unless:

(A)	Party B consents to such transferee;

(B)

The Rating Agency Condition shall have been satisfied; provided that, with respect to S&P, the Rating Agency Condition need not be satisfied if such transfer has identical terms and the assignee has Rated Debt and no adverse tax consequences to Party B have occurred; provided, further, that the Rating Agencies will be notified of such transfer;

(C)	Party A shall have given Party B, the Servicer and the Indenture Trustee at least 10 Business Days prior written notice of the proposed transfer; and

(D)	such transfer otherwise complies with the terms of the Indenture and the other Transaction Agreements.

(ii) Except to the extent contemplated by the Indenture, neither this Agreement nor any interest in or under this Agreement may be transferred by Party B to any other entity save with Party A’s prior written consent (such consent not to be unreasonably withheld or delayed).

(iii) Paragraphs (i) and (ii) above are subject to the following exceptions:

(A)

a party may make such a transfer of this Agreement without prior notice to any party pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); or

(B)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e) without prior notice to any party.

(iv) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted

Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer

(v) Upon the effectiveness of any transfer, each of Party A and Party B shall be released (in each case to the extent of the obligations so transferred) from its obligations as a party to this Agreement without any further notification or other action.

(f)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest.

“Permitted Security Interest” means the pledge and assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, including, without limitation, any transfer or termination of any such Transaction.

“Indenture Trustee” means The Bank of New York or any successor, acting as Indenture Trustee pursuant to the Indenture.

(g)	Absence of Certain Events. Section 3(b) of this Agreement is hereby amended by inserting the parenthetical “(with respect to Party A only)” immediately after the phrase “No Event of Default or”.

(h)	Events of Default. Section 5(a)(i) of this Agreement is hereby amended by the addition of the following at the end thereof:

“, it being understood that amounts payable by Party B are not due except to the extent set forth in Section 4.4(a) of the Sale and Servicing Agreement.”

(i)

Payment on Early Termination. Except to the extent set forth in Section 4.4(a) of the Sale and Servicing Agreement, if an Early Termination Date occurs in respect of which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event, Party B will not be required to pay any amounts payable to Party A under Section 6(e) in respect of such Early Termination Date, and Party A will not be permitted to set-off in respect of such amounts, until payment in full of all amounts outstanding under the Notes.

(j)

No Set-Off. Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) of this Agreement or Paragraph 8 of the Credit Support Annex.

(k)

Indenture. Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement, and Party B agrees for the benefit of Party A that it will not amend the Indenture in a manner which materially and adversely affects the rights or obligations of Party A under the Indenture unless Party A shall have consented in writing to such action, if such consent is required pursuant to the terms of the Indenture.

(l)

Limited Recourse. The liability of Party B to Party A hereunder is limited in recourse solely to the amounts payable to Party A from the Available Funds in accordance with the priority of payments set forth in Section 4.4(a) of the Sale and Servicing Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

(m)

No Petition. Party A hereby covenants and agrees that prior to the date which is one year (or, if longer, the applicable preference period) and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) it shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) it shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This section shall survive the termination of this Agreement.

As used above, “Bankruptcy Remote Party” means Fifth Third Holdings Funding, LLC and Party B.

(n)

Confirmations. Each party acknowledges and agrees that the Confirmations executed as of the date hereof and with (i) External ID No. 53395475 and TCN No. 448376869 and (ii) External ID No. 53395487 and TCN No. 448376903 shall be the only Transaction governed by this Agreement (it being understood that, in the event such Confirmations shall be amended (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation). Party A and Party B shall not enter into any additional Confirmations or Transactions hereunder.

(o)	Potential Events of Default. Section 2(a)(iii) is amended by the deletion of the words “or Potential Event of Default”.

(p)

Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, Wilmington Trust Company (the “Owner Trustee”) and the Indenture Trustee are acting solely in its capacity as owner trustee of Party B and indenture trustee, respectively, and not in its individual capacity, and in no event shall either one of them, in their individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B, except to the extent of its fraud, breach of trust or willful misconduct.

(q)

S&P Downgrade of Party A. In the event that the Relevant Entity’s short-term unsecured and unsubordinated debt rating is downgraded below “A-1” by S&P (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is downgraded below “A+” by S&P) and such Relevant Entity is a Financial Institution (a “S&P Approved Ratings Downgrade”), Party A shall within two (2) Local Business Days following the date of such S&P Approved Ratings Downgrade, give Party B, the Servicer and the Indenture Trustee written notice of the occurrence of such S&P Approved Ratings Downgrade, and within 10 Business Days after a S&P Approved Ratings Downgrade, either (i) transfer (at its own cost) Party A’s rights and obligations hereunder to an Eligible Replacement in accordance with Part 5(e) of this Schedule, (ii) post Eligible Collateral in accordance with the Credit Support Annex or (iii) obtain (at Party A’s expense) an Eligible Guarantee or other similar assurance in respect of Party A’s obligations under this Agreement that satisfies the Rating Agency Condition.

If an S&P Required Rating Downgrade (as defined below) shall occur and be continuing with respect to a Relevant Entity, Party A shall within two (2) Business Days of such S&P Required Ratings Downgrade give written notice to Party B, the Servicer and the Indenture Trustee of the occurrence of such downgrade, and within 10 Business Days of the first occurrence of such S&P Required Ratings Downgrade and each Business Day following such occurrence (i) comply with the terms of the Credit Support Annex and (ii) within 60 days of the date of the S&P Required Ratings Downgrade, in addition to posting collateral pursuant to the Credit Support Annex (x) transfer (at its own cost) Party A’s rights and obligations hereunder to an Eligible Replacement in accordance with Part 5(e) of this Schedule or (y) obtain (at Party A’s expense) an Eligible Guarantee or other similar assurance in respect of Party A’s obligations under this Agreement that satisfies the Rating Agency Condition. For the purpose hereof, a “S&P Required Ratings Downgrade” shall occur with respect to a Relevant Entity (x) if such entity is a Financial Institution, its the short-term senior unsecured deposit rating is withdrawn by S&P or cease to be at least “A-2” (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is withdrawn or cease to be at least “BBB+” by S&P) or (y) if such entity is not a Financial Institution, at any time its short–term senior unsecured deposit rating is withdrawn or downgraded below “A-1” (or if its short-term rating is not available by S&P, in the event that its long-term unsecured and unsubordinated debt rating is withdrawn or cease to be at least “A+” by S&P).

(r)	Definitions.

(i) Reference is made to that certain Sale and Servicing Agreement dated as of the date hereof (the “Sale and Servicing Agreement”) among Party B as the Issuer, Fifth Third Holdings Funding, LLC as the Seller, Fifth Third Bank, an Ohio banking corporation as the Servicer and The Bank of New York as Indenture Trustee. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in the Sale and Servicing Agreement/Indenture.

(ii) As used herein:

“Credit Support Annex” means the 1994 ISDA Credit Support Annex between Party A and Party B dated as of the date hereof.

“Depositor” means Fifth Third Holdings Funding, LLC.

“Eligible Collateral” has the meaning set forth in the Credit Support Annex.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor that has Rated Debt with respect to S&P and with the Moody’s First Trigger Required Ratings as principal debtor rather than surety and is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A)(i) with the Moody’s First Trigger Required Ratings and that has Rated Debt with respect to S&P that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (ii) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor that has Rated Debt with respect to S&P and with the Moody’s First Trigger Required Ratings and (B) could become a party to this Agreement (or party to an agreement in form and substance satisfactory to Party B, the Servicer and the Indenture Trustee) in accordance with Part 5(e) of this Schedule and pursuant to documentation which would not be less favorable to Party B than this Agreement.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Free Writing Prospectus” means any free writing prospectus prepared in connection with the public offering of the Notes.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Notes” mean the asset-backed notes issued by Party B under the Indenture.

“Preliminary Prospectus Supplement” means any preliminary prospectus supplement prepared in connection with the public offering and sale of the Notes.

“Prospectus Supplement” means any prospectus supplement prepared in connection with the public offering and sale of the Notes.

“Rated Debt” means, with respect to an entity, in the case of S&P, (i) S&P assigns a short-term debt rating equal to or higher than “A-1” to such entity or (ii) S&P assigns a long-term debt rating equal to or higher than “A+” to such entity (if the entity only has a long-term debt rating).

“Rating Agencies” means S&P and Moody’s.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) in the case of Moody’s only, that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies Inc. or its successor.

“Servicer” means Fifth Third Bank, an Ohio banking corporation.

(s)	Amendments. Section 9(b) of this Agreement is hereby amended by inserting the following at the end thereof:

it being a further condition to any such amendment or modification that the Rating Agency Condition shall have been satisfied.

(t)	Regulation AB Financial Disclosure.

Subject to the last two paragraphs of this clause (t), so long as Party B, the Depositor or any of such parties’ Affiliates (collectively, “Fifth Third”) shall file reports in respect of the Notes with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Party A agrees to Deliver within ten (10) calendar days of receipt of a written request therefor by Party B or the Depositor, such information relating to Party A as may be necessary to enable Fifth Third to comply with any SEC disclosure requirements, including without limitation information concerning Party A required by Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K and any information to be provided pursuant to or in accordance with any SEC comments to any of the foregoing; it being understood that Fifth Third shall not be required to voluntarily suspend its reporting obligation with respect to the Notes at any time. To the extent necessary to comply with Regulation AB, Party A shall obtain any necessary auditor’s consents required under the Exchange Act or the Securities Act related to any financial statements of Party A required to be incorporated by reference into any Free Writing Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement or report filed by Fifth Third with the SEC and promptly to forward to the Depositor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by Party A pursuant to this Part 5(t) is referred to as the “Additional Information.”

For the purpose of this Part 5(t):

“Deliver” includes actual delivery or transmission of information in an EDGAR-compatible format or, in the case of any financial information required to be delivered pursuant to Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K, making such financial information available in an EDGAR-compatible format for incorporation by reference to the extent permitted by Regulation AB, together with actual delivery of all necessary auditor’s consents.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 8% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the Depositor that it is able to provide the Additional Information required under Item 1115(b)(1) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, either (i) post Eligible Collateral, in form, substance and amount satisfactory to the Depositor, or (ii) cause an Eligible Replacement (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.

If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 18% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the Depositor that it is able to provide the Additional Information required under Item 1115(b)(2) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within five (5) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause an Eligible Replacement (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.

FIFTH THIRD AUTO TRUST 2008-1

By:	Wilmington Trust Company,
not in its individual capacity
but solely as owner trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

CREDIT SUISSE INTERNATIONAL

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Authorized Signatory

By:	/s/Marleen Nobile
Name:	Marleen Nobile
Title:	Authorized Signatory